Exhibit 23(ii)

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Form S-1 of our report dated March 15, 2023, relating to the statutory basis financial statements of MEMBERS Life Insurance Company, appearing in the Registration Statement and the related Prospectuses, which are a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago Illinois

May 9, 2023